EXHIBIT 99.3

Callon Petroleum Company Announces First Quarter 2012 Reporting Date and Conference Call

Natchez, MS (April 25, 2012)--Callon Petroleum Company (NYSE: CPE) today announced its first quarter 2012 results of operations will be released on Monday afternoon, May 7, 2012. A conference call discussing the results and current activity is scheduled for 10 a.m. Central Daylight Time Tuesday, May 8, 2012.

The conference call may be accessed live over the internet through the Events & Presentations Section of the company's website at www.callon.com, and will be archived there for subsequent review.
Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas and the offshore waters of the Gulf of Mexico.
It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These projections and statements reflect Callon`s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC`s website at www.sec.gov.
Callon Petroleum Company
Rodger Smith, 1-800-451-1294